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                                                                    Exhibit 99.1


                       Amendment No. 1 Dated July 30, 2001

                            SOLICITATION OF CONSENTS

                                       by

                                  WAM!NET INC.

                               With Respect To Its

                     13-1/4% Senior Discount Notes due 2005

                             (Cusip No. 933590-AB-7)


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     THIS CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON
TUESDAY, AUGUST 7, 2001, UNLESS EXTENDED (AS SO EXTENDED, THE "EXPIRATION
DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE TRUSTEE RECEIVES AN OFFICERS' CERTIFICATE FROM THE ISSUER NOTIFYING THE TRUSTEE THAT RECORD HOLDERS OF THE REQUISITE PRINCIPAL AMOUNT OF NOTES (AS DEFINED) HAVE DELIVERED (AND NOT REVOKED) CONSENTS, WHICH NOTIFICATION MAY BE DELIVERED TO THE TRUSTEE AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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     Wam!Net Inc. (the "Issuer") hereby amends its Consent Solicitation, dated
July 20, 2001, the Form of Consent and any supplemental materials attached thereto or provided prior to the Expiration Date (which collectively constitute the "Consent Solicitation").

     The Consent Solicitation is hereby amended as follows:

     Extension of Expiration Date. The Expiration Date for the Consent Solicitation is extended to Tuesday, August 7, 2001, at 12:00 Noon, New York City time, unless further extended.

     Requests for assistance in filling out and delivering Consents or requests for additional copies of this Consent Solicitation Statement or the consent letter may be directed to the Information and Tabulation Agent.

     Deliveries of consents with respect to the 13-1/4% Senior Discount Notes due 2005 ("Notes") should be made to the Information and Tabulation Agent at the address or facsimile number set forth below (facsimile transmissions must be followed by physical delivery prior to the Expiration Date).


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          The Information and Tabulation Agent for the Solicitation is:

                              D.F. King & Co., Inc.

                      By Hand, Mail or Overnight Delivery:

                                 77 Water Street
                                   20th Floor
                               New York, NY 10005
                              Attn: Edward McCarthy

                           By Facsimile Transmission:

                                 (212) 952-0137

                         To Confirm Receipt Please Call:

                                 (212) 269-5550


     Any questions regarding the Issuer, this Consent Solicitation or requests for assistance may be directed to the Chief Financial Officer of the Issuer, Terri F. Zimmerman, at (651) 256-5100. Holders of Notes should also contact their brokers, dealers, commercial banks or trust companies for assistance concerning this Consent Solicitation.


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